                                                                   EXHIBIT 10.28

                                  "ADDENDUM A"
                                SIPEX CORPORATION
                              DISTRIBUTOR AGREEMENT

As per the provisions of the Distributor Agreement between SIPEX CORPORATION and FUTURE ELECTRONICS dated July 1, 1993, the following modifications shall apply;

1. Please change Section 5 (f) to now read as follows:

         F.O.B. Point of Entry, Americas, Europe, Asia.

2. Please change Section 6 to now read as follows:

         Supplier will invoice Future upon shipment of each order. Such invoices shall be due and payable in full by Future within thirty (30) calendar days following date of invoice.

3. Please change Section 7 (a) to now read as follows:

         Quarterly Rotation. Within forty-five (45) calendar days following each period of three (3) consecutive months during the term, FUTURE may return to SUPPLIER for credit, a quantity of Products the value of ten percent (10%) of the net sales dollars invoiced by SUPPLIER to FUTURE for all Products purchased by FUTURE during the previous three (3) month period. Credit issued for such returned Products will be based upon the price paid by FUTURE, less any prior credits granted by SUPPLIER on the returned Product and applied against future purchases of Products from SUPPLIER. FUTURE may make such returns from one or more stocking locations(s). The foregoing return privilege shall be subject to the following conditions;

                  (1) The Products are returned in merchantable condition;

                  (2) Prior to returning any Products, FUTURE obtains a Return
                      Material Authorization from SUPPLIER.

All other terms and conditions to the Distributor Agreement dated July 1, 1993 between Sipex Corporation and Future Electronics shall remain unchanged.

FUTURE ELECTRONICS                                SIPEX CORPORATION

BY: /s/ Sam Abrams                                BY: /s/ Walid Maghribi
    ----------------------------                      --------------------------
        Sam Abrams                                        Walid Maghribi
        Printed Name                                      Printed Name

TITLE: Executive Vice President                   TITLE:President & CEO

DATE: February 7, 2003                            DATE: 2/13/03